Exhibit 99.1

FAZE HOLDINGS INC. APPOINTS NEW CHIEF FINANCIAL OFFICER

LOS ANGELES, CA (August 25, 2022) - FaZe Holdings Inc., (Nasdaq: FAZE) (“FaZe Clan”), the lifestyle and media platform rooted in gaming and youth culture, today announced the appointment of Christoph Pachler as Chief Financial Officer, effective on or before October 3, 2022.

Pachler will draw on his more than 25 years of financial management experience with public and private companies in the entertainment and media sector to support FaZe Clan’s next phase of growth as a public company. He will oversee all aspects of FaZe Clan’s financial management, including financial planning, accounting and reporting, strategic development, M&A and investor relations, as well as work closely with the executive team on strategies to develop new revenue opportunities and drive profitable growth.

“We are thrilled to have Christoph join our team as he brings extensive financial, operational, and strategic experience and deep knowledge of the entertainment and media industry to FaZe Clan,” said Lee Trink, CEO of FaZe Holdings Inc. “Christoph’s experience in working with high-growth companies, both public and private, will be a tremendous asset to FaZe Clan as we continue to innovate as a leader in internet culture and accelerate our path to profitability.”

Pachler added: “From the beginning, the FaZe Clan community has helped set the tone on how Gen Z consumes and creates entertainment. Now, as a public company, FaZe Clan is strongly positioned to turbo-charge its growth. I am incredibly excited to join Lee and the terrific team at FaZe Clan as we focus on opportunities to expand the business and create value for our stakeholders.”

Pachler joins FaZe Clan from Critical Content, an independent television studio in Los Angeles, where he served as Managing Director & CFO. He was responsible for all financial and corporate matters and oversaw the sale of Critical Content from private equity owners to SK Global Entertainment in December of 2021. Prior to Critical Content, Pachler was the EVP & Chief Financial Officer for Playboy Enterprises, a media and brand licensing company. During his tenure, the company underwent a major strategic repositioning towards a mainstream brand licensing business model, combined with a significant operational streamlining. He also oversaw the company going private in 2011. Prior to that, Pachler spent 13 years in various expanding roles at Sony Pictures Entertainment, a leading Hollywood studio, where he was lastly the CFO and SVP for Strategy and Operations in Sony’s international TV business.

ABOUT FAZE CLAN

FaZe Clan (NASDAQ: FAZE) is a digital-native lifestyle and media platform rooted in gaming and youth culture, reimagining traditional entertainment for the next generation. Founded in 2010 by a group of kids on the internet, FaZe Clan was created for and by Gen Z and Millennials, and today operates across multiple verticals with transformative content, tier-one brand partnerships, a collective of notable talent, and fashion and consumer products. Reaching over 500 million followers across social platforms globally, FaZe Clan delivers a wide variety of entertainment spanning video blogs, lifestyle and branded content, gaming highlights and live streams of highly competitive gaming tournaments. FaZe Clan’s roster of more than 100 influential personalities consists of engaging content creators, esports professionals, world-class gamers and a mix of talent who go beyond the world of gaming, including NFL star Kyler “FaZe K1” Murray, Lebron “FaZe Bronny” James Jr., Lil Yachty aka “FaZe Boat,” Offset aka “FaZe Offset” and Snoop Dogg aka “FaZe Snoop.” Its gaming division includes 11 competitive esports teams who have won 35 world championships. The content of any website referenced or hyperlinked in this communication is neither incorporated into, nor part of, this communication. For more information, visit www.fazeclan.com, investor.fazeclan.com and follow FaZe Clan on Twitter, Instagram, YouTube, TikTok, and Twitch.

FORWARD LOOKING STATEMENTS:

The information in this communication includes “forward-looking statements” pursuant to the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact included in this communication, regarding the company’s strategy, future operations and financial performance, market opportunity prospects, plans and objectives of management are forward-looking statements. These forward-looking statements generally are identified by the words “budget,” “could,” “forecast,” “future,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seem,” “seek,” “strive,” “would,” “should,” “may,” “believe,” “intend,” “expects,” “will,” “projected,” “continue,” “increase,” and/or similar expressions that concern strategy, plans or intentions, but the absence of these words does not mean that a statement is not forward-looking. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on the management’s belief or interpretation of information currently available.

These forward-looking statements are based on various assumptions, whether or not identified herein, and on the current expectations of management and are not predictions of actual performance. Because forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions, whether or not identified in this communication, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Many factors could cause actual results and condition (financial or otherwise) to differ materially from those indicated in the forward-looking statements. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the company. Forward-looking statements speak only as of the date they are made. While FaZe Clan may elect to update these forward-looking statements at some point in the future, FaZe Clan specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing FaZe Clan’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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Contacts:

Press: chelsey.northern@fazeclan.com + alana.battaglia@fazeclan.com

Investors: IR@fazeclan.com